Exhibit 99.1

BRIGHT GREEN CORPORATION ANNOUNCES CHANGES TO BOARD OF DIRECTORS
CEO, Groovy Singh appointed as a new member of the Company’s Board

Founder, Lynn Stockwell, appointed as Chair of the Board of Directors

Grants, New Mexico, February 16, 2024 (GLOBE NEWSWIRE) -- Bright Green Corporation (NASDAQ: BGXX) – Bright Green Corporation, a Delaware corporation (the “Company”), announced Friday that CEO Groovy Singh is the newest member of the company’s Board of Directors (the “Board”). Current board member and Co-Founder Lynn Stockwell was also announced as the new Chair of the Board. Singh and Stockwell’s appointments follow the resignation of the Executive Chairman, Terry Rafih.

Mr. Rafih’s resignation was not a result of any disagreement with the Company, the Board or any committees of the Board, or on any matter relating to the Company’s operations, policies or practices. Speaking on behalf of the company, the Board thanks Mr. Rafih for his contributions to Bright Green, and wish him well on his future endeavors.

In addition to continuing his role as Bright Green CEO, Singh will now play a crucial role on company’s Board alongside Stockwell as the new board Chair. The adjustments come at a pivotal time for the company as they continue expanding the Grants, New Mexico facility to support the research, production, and manufacture of Schedule I and Schedule II plant-based drugs and APIs in the United States.

As the company looks forward, Singh and Stockwell will continue to drive alignment with Bright Green’s ethos and fierce commitment to improving the quality of life for individuals nationwide with the establishment of a reliable Drugs Made in America and efficacious API supply chain within the United States.

About Bright Green

Bright Green is one of the very few companies selected by the US government to grow, manufacture, and sell, legally under federal and state laws, cannabis and cannabis-related products for research, pharmaceutical applications and affiliated export. Our approval based on already agreed terms from the U.S. Drug Enforcement Administration gives us the opportunity to advance our vision of improving quality of life through the opportunities presented by cannabis-derived therapies. To learn more, visit www.brightgreen.us.

Media Contacts: Interdependence Public Relations Owen Phillips /

Grace Connor BrightGreen@Interdependence.com

(310) 745-1407

Media Inquiries & Investor Relations Contact
ir@brightgreen.us

About Bright Green

Bright Green is one of the first companies selected and approved by the US government to legally grow, manufacture, and sell cannabis and cannabis-related products for research, pharmaceutical applications and affiliated export under legal and state law. Our approval, based on pre-agreed terms set by the U.S. Drug Enforcement Administration, gives Bright Green the opportunity to advance the vision of improving quality of life through the opportunities presented by cannabis-derived therapies. To learn more, visit www.brightgreen.us.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management as of such date. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control, including but not limited to, the inability of the Company to raise funds under the Company’s EB-5 program, and the impact that new officers, directors and employees may have on the Company and the Company’s business and results of operations. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as amended and supplemented, as well as other documents that may be filed by the Company from time to time with the SEC. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release. Additional information regarding these and other factors that could affect the Company’s results is included in the Company’s SEC filings, which may be obtained by visiting the SEC’s website at www.sec.gov.